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                                                                     EXHIBIT 5.1

                          [Gilmore & Bell, P.C. Letterhead]



                                  May 22, 2001


EPIQ Systems, Inc.
501 Kansas Avenue
Kansas City, Kansas  66105

         Re: EPIQ Systems, Inc. Registration Statement on Form S-3 Reg. No. 333-_____ (the "Registration Statement")

Dear Sir/Madam:

         You have requested our opinion as special counsel to EPIQ Systems, Inc., a Missouri corporation (the "Company"), and certain shareholders (the "Selling Shareholders") referred to below in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to the public offering through A.G. Edwards & Sons, Inc. and Needham & Company, Inc. of 1,025,000 shares of the Company's Common Stock, par value $0.01 per share, offered by the Company (plus 225,000 shares of Common Stock to cover over-allotments) (the "Primary Shares"), and 475,000 shares of Common Stock offered by the Selling Shareholders (the "Secondary Shares").

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, and such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         We are of the opinion as follows:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Missouri.

         2. The Primary Shares, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         3. The Secondary Shares, when sold by the Selling Shareholders in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus that is a part thereof.

                                            Very truly yours,


                                            /s/ Gilmore & Bell, P.C.